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                                                                    EXHIBIT 23.2

                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 5, 2003 relating to the financial statements, which appears in Ambassadors Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon
September 17, 2003